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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-44588 of Level 8 Systems, Inc. (the "Company") on Form S-1 and Nos. 333-33122, 333-44598 and 333-51936 of the Company on Form S-8 of our reports dated February 12, 2001 and March 27, 2001 as to Note 23, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2000.

/S/ DELOITTE & TOUCHE LLP

Raleigh, North Carolina
March 28, 2001